UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

The Boston Beer Company, Inc. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On October 29, 2007, the sole stockholder of the Class B Common Stock of The Boston Beer Company, Inc. increased the number of Class B Directors by one (1) to a total of five (5) Class B Directors and appointed Gregg A. Tanner to fill that position until the next annual meeting of Class B Stockholders or until his successor is duly elected and qualified. As of the date of this report, Mr. Tanner has not been appointed to any committee of the Board of Directors. Mr. Tanner has no material relationship with the Registrant (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Registrant) and is independent as provided in the New York Stock Exchange and Securities and Exchange Commission director independence standards.

The Registrant issued a press release regarding such appointment, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Exhibit 99.1 - Press Release of The Boston Beer Company, Inc. dated October 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: October 30, 2007	/s/ MARTIN F. ROPER

Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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